Exhibit 99.1

THE CHILDREN’S PLACE REACHES AGREEMENT WITH EZRA DABAH

Provides Preliminary Estimated Ranges for Second Quarter EPS and Comparable Store Sales

Secaucus, New Jersey — July 29, 2009 — The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced that it has entered into an agreement (the “Securities Purchase Agreement”) with former Chairman and CEO Ezra Dabah, who together with certain family trusts owns approximately 16.6% of the Company’s outstanding common shares, to acquire approximately 2.45 million shares, 50% of the approximately 4.9 million shares owned by Mr. Dabah and his family, for $28.88 per share, a discount of 5% to the average of the closing prices of the three days ending July 28, 2009.

In connection with the transaction, Mr. Dabah and his father-in-law, Stanley Silverstein, have agreed to resign from the Company’s Board of Directors, effective upon the closing of the Company’s repurchase of Mr. Dabah’s shares which is expected to occur on or about August 3, 2009. The Company has agreed to file a registration statement to facilitate a one-time marketed secondary offering of Mr. Dabah and his family’s remaining 2.45 million shares in the event they elect to sell these additional shares. As part of the Securities Purchase Agreement, Mr. Dabah has agreed to certain customary standstill provisions.

Mr. Dabah has advised the Company that the Committee of Concerned Shareholders (the “Committee”) will withdraw its slate of three nominees for election at the Company’s 2009 Annual Meeting of Stockholders to be held July 31, 2009, and will not vote or present any proxies received from stockholders at the Annual Meeting. Any stockholders of record who submitted GOLD proxy cards and wish to have their shares represented at the meeting may submit a WHITE proxy card, vote on the internet or by telephone, or attend the annual meeting and vote in person. Stockholders who need assistance in voting should contact MacKenzie Partners at 800-322-2885.

The Company expects the purchase of the 2.45 million shares from Mr. Dabah to be approximately 8—12% accretive to 2009 earnings per share including one-time benefits, and approximately 4—6% accretive excluding such benefits. In 2010 and beyond, the Company expects this transaction to be approximately 7—10% accretive to earnings per share annually. The Children’s Place will fund the purchase with approximately $75 million in cash repatriated from Company subsidiaries in Hong Kong and Canada, which is expected to result in a non-cash benefit after tax of approximately $4.8 million.

The Company also announced that it is pre-paying the $38 million balance on its term loan concurrently with the closing of the share repurchase and expects to incur a one-time charge of $1.6 million pre-tax in connection with that pre-payment, of which $1.0 million will be non-cash.

Chuck Crovitz, a director and interim Chief Executive Officer, said, “We are very pleased to have reached this agreement with Mr. Dabah to buy back half of his shares, which will be accretive to earnings, and we believe is in the best interests of The Children’s Place stockholders. The agreement will also allow the Board to provide unified leadership going forward as we continue to execute on our balanced growth strategy to create long-term value for our stockholders.”

Sally Frame Kasaks, Acting Chair and Lead Director of the Company, said, “The Company is committed to naming a permanent CEO this year and believes this development will create positive momentum in naming a highly qualified successor. On behalf of the entire Company and Board of Directors, we want to thank Ezra for his many contributions to the Company’s growth and development over the years. We wish him and Stanley the best in their future endeavors.”

Outlook

•                  The Company expects second quarter 2009 comparable retail sales, which include online sales, to decline in the range of 8-9% compared to a 10% increase during the same period last year.

•                  The Company estimates that its loss per share from continuing operations for the second quarter of 2009 will be in the range of $(0.25)-$(0.30), including a net gain of approximately $0.18 per share for items which the Company deems to be unusual or one-time in nature.

•                  Excluding these unusual or one-time items, the Company estimates its adjusted loss per share from continuing operations for the second quarter of 2009 will be in the range of $(0.43)-$(0.48). Adjusted loss per share is a non-GAAP measure which the Company believes will facilitate comparisons of the past and future performance of its core business. Items which the Company considers to be unusual or one time in nature are the favorable settlement of an IRS employment tax audit related to stock options of $4.7 million pre-tax and income generated by the repatriation of foreign cash of approximately $4.8 million after tax, partially offset by $2.0 million pre-tax for expenses incurred in connection with the proxy contest, $1.6 million pre-tax for expenses associated with the pre-payment of its term loan, and $0.3 million pre-tax of expense for previously announced restructuring programs.

Mr. Crovitz added, “As we expected, our second quarter results have been negatively impacted by the difficult economic environment as well as unfavorable foreign currency moves. In addition, our second quarter 2009 results are being compared to the best second quarter performance in the Company’s history in 2008. Looking ahead, we remain confident that the strategic initiatives we are pursuing, combined with our trend-right fashion and great value pricing, position us to achieve our longer-term growth targets.”

The Children’s Place also announced that in conjunction with its July sales release, it will host a pre-recorded monthly sales call on Thursday, August 6, 2009, beginning at 7:30 a.m. Eastern Time. To access the call, please visit the Investor Relations section of the Company’s website at: http://www.childrensplace.com. An online archive of the broadcast will be available through Thursday, August 13, 2009.

About The Children’s Place Retail Stores, Inc.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” brand name. As of July 4, 2009, the Company owned and operated 936 The Children’s Place stores and an online store at www.childrensplace.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Information

The Company filed a definitive proxy statement and other relevant documents concerning the 2009 Annual Meeting of Stockholders with the United States Securities and Exchange Commission (“SEC”) on June 16, 2009, further supplemented on July 14, 2009. The Company has provided stockholders with the definitive proxy statement. The Company advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.viewourmaterial.com/plce. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting MacKenzie Partners toll-free at (800) 322-2885 or call collect at (212) 929-5500.

The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the Annual Meeting is also contained in the proxy statement referred to above.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein. No registration statement relating to the securities described above has yet been filed with the Securities and Exchange Commission. These securities, if registered, may not be sold nor may offers to buy be accepted prior to the time the proposed registration statement becomes effective.

CONTACT:

Investors

Jane Singer

Vice President, Investor Relations, The Children’s Place Retail Stores, Inc.

(201) 453-6955

Media:

George Sard/Paul Caminiti/Nathaniel Garnick

Sard Verbinnen & Co

(212) 687-8080

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